Exhibit 4.3

GRIFFON CORPORATION

GC

COMMON STOCK

CUSIP 398433 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT                IS THE OWNER OF            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE TWENTY-FIVE CENTS ($.25) PER SHARE, OF GRIFFON CORPORATION (hereinafter called the “Corporation”) transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate, properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:	/s/ Edward I. Kramer	/s/ Robert Balemian
	Secretary	President

Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)		Transfer Agent

By
Authorized Signature

(REVERSE OF STOCK CERTIFICATE)

GRIFFON CORPORATION

The Company will furnish to any shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares which the Company is authorized to issue so far as the same have been fixed, and the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other series.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Right Agreement between Griffon Corporation and American Stock Transfer & Trust Company, dated as of May 9, 1996 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Griffon Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by seperate certificates and will no longer be evidenced by this certificate.  Griffon Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON - as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT - as tenants by the entireties
		(Cust)	(Minor)
under Uniform Gifts
to Minors

Act
(State)

JT TEN - as joint tenants with
right of survivorship
and not as tenants in common

Additional abbreviations may also be used though not in  the above list.

For Value Received,                              hereby sell, assign and transfer unto

Please insert social security or other  identifying number of assignee.

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND

WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15.